FLIR Systems Acquires Armasight, Inc. for $41 Million

Acquisition Enhances FLIR's Recreational and Tactical Scopes and Sights Business to Better Serve Outdoor Sporting, Law Enforcement, and Military Markets

WILSONVILLE, OR -- (Marketwired - June 28, 2016) - FLIR Systems, Inc. (NASDAQ: FLIR) announced today that it has acquired Armasight, Inc., a leading developer of precision sporting, hunting, and military optics products, for approximately $41 million in cash.

Armasight, based in San Francisco, is a global leader in night vision, thermal, and daylight imaging products for hunters, outdoor enthusiasts, law enforcement, and military customers. Armasight develops and distributes a wide range of rifle scopes, spotting scopes, binoculars, goggles, and illuminating tools that improve safety and the enjoyment of the outdoors as well as enable military users to detect, recognize, and identify targets from extreme ranges at any time of day or night. The acquisition will combine FLIR's existing lines of Personal Vision Systems and Thermal Weapon Sights with Armasight's products thus providing FLIR the ability to better serve hunters, wildlife enthusiasts, police, and military customers with advanced day and night capabilities. The combined business line will be named FLIR Outdoor and Tactical Systems™ and will be reported within FLIR's Surveillance segment.

"The addition of Armasight to our existing scopes and sights business provides us with meaningful additional scale and injects additional market expertise to better serve the growing hunting and military scopes markets," said Andy Teich, President and CEO of FLIR. "We are pleased to welcome this talented team in further leveraging FLIR's established channels into global military and law enforcement customers, as well as utilize our advanced thermal sensor development and vertically-integrated production capabilities to advance their products and reduce costs."

FLIR anticipates this transaction will be neutral to 2016 net earnings and accretive thereafter.

About FLIR Systems
FLIR Systems, Inc. is a world leader in the design, manufacture, and marketing of sensor systems that enhance perception and awareness. FLIR's advanced thermal imaging and threat detection systems are used for a wide variety of imaging, thermography, and security applications, including airborne and ground-based surveillance, condition monitoring, research and development, manufacturing process control, search and rescue, drug interdiction, navigation, transportation safety, border and maritime patrol, environmental monitoring, and chemical, biological, radiological, nuclear, and explosives (CBRNE) detection. For more information, go to FLIR's web site at www.FLIR.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to: the expected benefits of FLIR's acquisition of Armasight and the expected effects on FLIR's consolidated financial results and business performance following the acquisition. Such statements are based on current expectations, estimates, and projections based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including the following: the ability of FLIR to integrate the new business and products into its business, the retention of existing customers and partners of Armasight, the adoption by new and existing customers of the new products, and other risks discussed from time to time in FLIR's Securities and Exchange Commission filings and reports. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made and FLIR does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release, or for changes made to this document by wire services or Internet service providers.

Media Contact
Tim McDowd
503-498-3146
tim.mcdowd@flir.com

Investor Relations
Shane Harrison
503-498-3547
shane.harrison@flir.com